UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2005

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1768 Automation Parkway

San Jose, California 95131

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 23, 2005, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among JDS Uniphase Corporation, a Delaware corporation (“JDSU”), JDSU Acquisition VII, Inc., a Delaware corporation and wholly-owned subsidiary of JDSU (“Merger Sub”), Acterna Inc., a Delaware corporation (“Acterna”), and, for the limited purpose of performing certain duties, Antelope Indemnity Holdings, LLC (the “Representative”), providing for the merger of Merger Sub with and into Acterna and with Acterna as the surviving corporation (the “Merger”). The Boards of Directors of each of JDSU and Acterna approved the Merger and the Merger Agreement.

Upon the closing of the Merger, JDSU will deliver to the stockholders and option holders of Acterna cash and common stock of JDSU. Based on JDSU’s closing stock price on May 23, 200, at the closing of the Merger (the “Closing”) JDSU will deliver to Acterna’s stockholders and option holders that number of shares of JDSU common stock (the “Stock Consideration”) having an aggregate value of $310,000,000, and $450,000,000 in cash (the “Cash Consideration”), subject to certain adjustments, of which $52,500,000 will be transferred to the Representative at the Closing. As more fully described in the Merger Agreement, if the five day trading average of JDSU’s common stock ending on the second trading day prior to the Closing (the “JDSU Closing Price”) is higher than $1.672, the aggregate value of the Stock Consideration will be higher than $310,000,000, and if the JDSU Closing Price is less than $1.236, such aggregate value will be lower. All shares of common stock of Acterna and all options to purchase common stock of Acterna will be cancelled at the closing. The cash delivered to the Representative shall be held by the Representative to administer (i) a post-closing cash adjustment to the Cash Consideration, if any, and (ii) the indemnity obligations, if any, of Acterna’s stockholders and option holders to JDSU. The Representative will make is first cash distribution upon agreement with JDSU as to the post-closing cash adjustment, if any, and the Representative will make its second cash distribution upon satisfaction of Acterna’s stockholders and option holders indemnity obligations, if any, to JDSU.

The Merger is subject to customary closing conditions and regulatory approvals. Closing of the merger is expected to occur in the third calendar quarter of 2005.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 1.01 and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

1.01	Agreement and Plan of Merger, dated May 23, 2005, by and among JDS Uniphase Corporation, JDSU Acquisition VII, Inc., Acterna Inc. and, for the limited purpose of performing certain duties, Antelope Indemnity Holdings, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ CHRISTOPHER S. DEWEES
Christopher S. Dewees
Senior Vice President and
General Counsel

May 25, 2005

Exhibit Index

Exhibit Number	Description of Document

1.01	Agreement and Plan of Merger, dated May 23, 2005, by and among JDS Uniphase Corporation, JDSU Acquisition VII, Inc., Acterna Inc. and, for the limited purpose of performing certain duties, Antelope Indemnity Holdings, LLC.

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